Exhibit 99.3

PROJECT DIGNITY 2007 BUSINESSES (Alderwoods)

Financial statement for the period ended November 28, 2006 and the 52 weeks ended 2005 and 2006

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

Service Corporation International:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, owner’s (deficit) equity and cash flows present fairly, in all material respects, the financial position of Project Dignity 2007 Businesses (Alderwoods) (collectively, the “Businesses”) at November 28, 2006 and December 31, 2005, and the results of their operations and their cash flows for the period from January 1, 2006 to November 28, 2006, the fifty-two weeks ended December 31, 2005 and the fifty-two weeks ended January 1, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Businesses’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the combined financial statements, the Businesses have significant transactions and relationships with affiliated entities. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.

Houston, Texas

December 4, 2007

PROJECT DIGNITY 2007 BUSINESSES (Alderwoods)

COMBINED STATEMENT OF OPERATIONS

	Period Ended November 28, 2006	52 Weeks Ended December 31, 2005	52 Weeks Ended January 1, 2005
	(In thousands)
Revenues	$18,735	$21,963	$22,575
Costs and expenses	(18,141)	(20,723)	(19,551)

Gross profits	594	1,240	3,024
General and administrative expenses	(2,778)	(3,001)	(2,636)
(Losses) gains on dispositions of assets, net	—	(3)	1,114
Goodwill impairment charges	—	(4,564)	(3,977)

Operating loss	(2,184)	(6,328)	(2,475)
Interest expense	(1,993)	(1,824)	(1,613)
Other income, net	—	—	—

Loss before income taxes	(4,177)	(8,152)	(4,088)
Benefit (provision) for income taxes	69	153	(40)

Net loss	$(4,108)	$(7,999)	$(4,128)

(See notes to combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES (Alderwoods)

COMBINED BALANCE SHEET

	November 28, 2006	December 31, 2005
	(In thousands)
ASSETS
Current assets:
Cash	$26	$18
Receivables, net	400	1,110
Inventories	444	480
Prepaid expenses	7	7

Total current assets	877	1,615
Preneed funeral receivables and trust investments	5,470	5,627
Preneed cemetery receivables and trust investments	34,070	32,060
Cemetery property, at cost	8,273	8,433
Property and equipment, at cost, net	14,701	14,725
Deferred charges and other assets	822	881
Cemetery perpetual care trust investments	22,731	21,588

	$86,944	$84,929

LIABILITIES & OWNER’S (DEFICIT) EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$683	$1,190
Income taxes	104	155

Total current liabilities	787	1,345
Deferred preneed funeral revenues	1,814	1,972
Deferred preneed cemetery revenues	6,662	7,034
Other liabilities	1,192	978
Advances due to Alderwoods and affiliates, net	23,987	19,908
Non-controlling interest in funeral and cemetery trusts	33,615	31,632
Non-controlling interest in perpetual care trusts	22,485	21,550
Commitments and contingencies (Note 9)
Owner’s (deficit) equity	(3,598)	510

	$86,944	$84,929

(See notes to combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES (Alderwoods)

COMBINED STATEMENT OF CASH FLOWS

	Period Ended November 28, 2006	52 Weeks Ended December 31, 2005	52 Weeks Ended January 1, 2005
	(In thousands)
Cash flows from operating activities:
Net loss	$(4,108)	$(7,999)	$(4,128)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	950	1,016	963
Amortization of cemetery property	335	375	21
Provision (benefit) for doubtful accounts	536	(122)	(86)
Losses (gains) on dispositions, net	—	3	(1,114)
Goodwill impairment charge	—	4,564	3,977
Change in assets and liabilities, net of effects from acquisitions and dispositions:
Decrease (increase) in receivables	461	397	(714)
Decrease (increase) in other assets	50	(4)	15
Decrease in payables and other liabilities	(777)	(391)	(525)
Net effect of preneed funeral production and deliveries:
Decrease in preneed funeral receivables and trust investments	377	277	1,160
Decrease in deferred preneed funeral revenue	(471)	(140)	(868)
Decrease in funeral non-controlling interest	(6)	(69)	(45)
Net effect of preneed cemetery production and maturities:
(Increase) decrease in preneed cemetery receivables and trust investments	(503)	255	617
Increase (decrease) in deferred preneed cemetery revenue	478	(243)	1,407
(Decrease) increase in cemetery non-controlling interest	(303)	267	(2,199)

Net cash used in operating activities	(2,981)	(1,814)	(1,519)

Cash flows from investing activities:
Capital expenditures	(938)	(1,300)	(1,064)
Proceeds from divestitures and sales of property and equipment	4	9	1,135

Net cash (used in) provided by investing activities	(934)	(1,291)	71

Cash flows from financing activities:
Changes in advances due to Alderwoods and affiliates, net	3,923	3,110	1,410

Net cash provided by financing activities from continuing operations	3,923	3,110	1,410

Net increase (decrease) in cash	8	5	(38)
Cash at beginning of period	18	13	51

Cash at end of period	$26	$18	$13

(See notes to combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES (Alderwoods)

COMBINED STATEMENT OF OWNER’S (DEFICIT) EQUITY

Owner’s (Deficit) Equity
(In thousands)
Balance at January 3, 2004	$12,637
Net loss	(4,128)

Balance at January 1, 2005	$8,509

Net loss	(7,999)

Balance at December 31, 2005	$510

Net loss	(4,108)

Balance at November 28, 2006	$(3,598)

(See notes to combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES (Alderwoods)

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations and Basis of Presentation

The accompanying financial statements present the combined financial position, results of operations, changes in owner’s (deficit) equity, and cash flows of certain businesses of Alderwoods Group Inc. (“Parent” or “Alderwoods”). These financial statements include the accounts of 21 funeral homes and 30 cemeteries (collectively, the “Businesses”) being purchased by StoneMor Operating LLC (“StoneMor”) as outlined in a Letter of Intent dated June 6, 2007 and referred to as Project Dignity 2007.

On November 28, 2006, Alderwoods was acquired by Service Corporation International (“SCI”). Accordingly, the combined financial statements of the Businesses contained herein reflect the financial position at November 28, 2006 and December 31, 2005 for funeral homes and cemeteries wholly-owned by Alderwoods on those dates, and the results of operations, changes in owner’s (deficit) equity, and cash flows for the period ended November 28, 2006, the 52 weeks ended December 31, 2005 and the 52 weeks ended January 1, 2005.

The Businesses’ funeral service and cemetery operations consist of funeral service locations, cemeteries, crematoria, and related businesses. Funeral service locations provide all professional services relating to funerals and cremations, including the use of funeral facilities and motor vehicles and preparation and embalming services. Funeral-related merchandise, including caskets, burial vaults, cremation receptacles, flowers, and other ancillary products and services, is sold at funeral service locations. Cemeteries provide cemetery property interment rights, including mausoleum spaces, lots, and lawn crypts, and sell cemetery-related merchandise and services, including stone and bronze memorials, markers, casket and cremation memorialization products, merchandise installations, and burial openings and closings. The Businesses also sell preneed funeral and cemetery products and services whereby a customer contractually agrees to the terms of certain products and services to be provided in the future.

All significant inter-entity balances and transactions between the Businesses have been eliminated in the combined financial statements.

The preparation of these financial statements include the use of “carve out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred by Alderwoods at the Parent level, which relate to or were incurred on behalf of the Businesses, have been identified and allocated as appropriate to properly reflect the stand-alone financial results of the Businesses, in accordance with accounting principles generally accepted in the United States of America. In this context, no direct owner relationship existed among the various locations comprising the Businesses as described above. Accordingly, Alderwoods’ net investment in the Businesses is shown as Owner’s Equity (Deficit) in these Combined Financial Statements.

In the ordinary course of business, Alderwoods provided various services to the Businesses, including accounting, treasury, tax, legal, human resources, public affairs, the use of centralized facilities and assets owned by Alderwoods, and executive oversight. The costs of performing these services have been allocated to these Businesses based on the Businesses’ total revenue as a percent of Alderwoods’ total revenue. Both Alderwoods and the Businesses consider these cost allocations to be reasonable reflections of the cost of services provided. Charges for these services recorded as General and administrative expenses totaled $2.8 million, $3.0 million, and $2.6 million for the period ended November 28, 2006 and the 52 weeks ended December 31, 2005 and January 1, 2005, respectively. Additionally, included in Interest expense is $2.0 million, $1.8 million, and $1.6 million of interest costs on the intercompany advances due to Alderwoods for the period ended November 28, 2006 and the 52 weeks ended December 31, 2005 and January 1, 2005, respectively. The interest expense is charged to the Business from Alderwoods at a rate of 11% of the average balances in Advances due to Alderwoods and affiliates, net. On a proforma basis at a current market rate of 7.8%, interest expense would have been approximately $1.4 million in 2006. No debt or associated interest expense has been allocated to the Businesses from the Parent.

Throughout the periods covered by the combined financial statements, Alderwoods provided cash management services to the Businesses through centralized treasury systems such that cash was either advanced or drawn from Alderwoods with a corresponding decrease or increase to Advances due to Alderwoods and affiliates, net. As a result, all charges and cost allocations to the Businesses covered by such centralized treasury systems were deemed to have been paid by the Businesses to Alderwoods, in cash, during the period in which the related costs were recorded in the combined financial statements. Increases or decreases in Advances due to Alderwoods and affiliates, net are classified as financing activities in the combined statement of cash flows.

All of the allocations and estimates in these Combined Financial Statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted had the Businesses been operated as a stand-alone, independent entity.

Use of Estimates in the Preparation of Financial Statements

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of expenses during the reporting period. As a result, actual results could differ from these estimates.

Fiscal year

The period ended November 28, 2006 reflects the period from January 1, 2006 to November 28, 2006, the date on which SCI purchased Alderwoods, including the Project Dignity 2007 Businesses.

The fiscal year for Alderwoods, including the Project Dignity 2007 Businesses, ended on the Saturday nearest to December 31 in each fiscal year (whether before or after such date). This resulted in fiscal 2005 being the 52 weeks ended December 31, 2005 and fiscal 2004 being the 52 weeks ended January 1, 2005.

Cemetery Operations

Revenue associated with sales of cemetery merchandise and services is recognized when the service is performed or merchandise is delivered. The Businesses’ cemetery trade receivables consist of amounts due for services already performed and merchandise already delivered. An allowance for doubtful accounts has been provided based on historical experience. Revenue associated with sales of preneed cemetery interment rights is recognized in accordance with the retail land sales provisions of Statement of Financial Accounting Standards (“SFAS No. 66”), “Accounting for the Sales of Real Estate” (SFAS 66). Under SFAS 66, revenue from constructed cemetery property is not recognized until 10% of the sales price has been collected. Revenue related to the preneed sale of unconstructed cemetery property is deferred until it is constructed and 10% of the sales price is collected. Revenue associated with sales of preneed merchandise and services is not recognized until the merchandise is delivered or the services are performed. Allowances for customer cancellations for preneed cemetery contracts are based upon historical experience. Sales taxes collected are recognized on a net basis.

Pursuant to state law, all or a portion of the proceeds from cemetery merchandise or services sold on a preneed basis may be required to be paid into trust funds. The Businesses defer investment earnings related to these merchandise and services trusts until the associated merchandise is delivered or services are performed. The Businesses recognize unrealized gains and losses on their trust funds’ investments, which are completely offset by the portion of the unrealized gains and losses attributable to non-controlling interest in the trusts, in Other comprehensive income. Realized gains and losses on disposition of trust investments and trust expenses and the offsetting interest expense related to the non-controlling interest in the trusts are recorded in Other income, net.

A portion of the proceeds from the sale of cemetery property interment rights is required by state law to be paid into perpetual care trust funds. Investment earnings from these trusts are distributed to the Businesses regularly, are recognized in current cemetery revenues and are intended to defray cemetery maintenance costs, which are expensed as incurred. The principal amount of such perpetual care trust funds generally cannot be withdrawn.

Costs related to the sale of property interment rights include the property and construction costs specifically identified by project. Upon the completion of the project, construction costs are charged to expense in the same period revenue is recognized. Costs related to sales of merchandise and services are charged to expense when merchandise is delivered and when services are performed. See Note 4 to the combined financial statements regarding preneed cemetery activities.

Funeral Operations

Revenue is recognized when the funeral services are performed and funeral merchandise is delivered. The Businesses trade receivables consist of amounts due for services already performed and merchandise delivered. An allowance for doubtful accounts is provided based on historical experience. The Businesses sell price guaranteed preneed funeral contracts through various programs providing for future funeral services at prices prevailing when the agreements are signed. Revenues associated with sales of preneed funeral contracts are deferred until such time that the funeral services are performed. Allowances for customer cancellations are based upon historical experience. Sales taxes collected are recognized on a net basis.

Pursuant to state law, all or a portion of the proceeds from funeral merchandise or services sold on a preneed basis may be required to be paid into trust funds. The Businesses defer investment earnings related to these merchandise and services trusts until the associated merchandise is delivered or services are performed. The Businesses recognize unrealized gains and losses on their trust funds’ investments, which are completely offset by the portion of the unrealized gains and losses attributable to non-controlling interest in the trusts, in Other comprehensive income. Realized gains and losses on disposition of trust investments and trust expenses and the offsetting interest expense related to the non-controlling interest in the trusts are recorded in Other income, net. Costs related to sales of merchandise and services are charged to expense when merchandise is delivered and services performed. See Note 3 to the combined financial statements regarding preneed funeral activities.

Accounts Receivables and Allowance for Doubtful Accounts

The Businesses’ trade receivables primarily consist of amounts due for funeral services already performed. The Businesses provide various allowances and/or cancellation reserves for their funeral and cemetery preneed and atneed receivables as well as for their preneed funeral and preneed cemetery deferred revenues. These allowances are based on an analysis of historical trends and include, where applicable, collection and cancellation activity. These estimates are impacted by a number of factors, including changes in economy, relocation, and demographic or competitive changes in the Businesses areas of operation.

Inventories and Cemetery Property

Funeral and cemetery merchandise are carried at the lower of cost, determined primarily on a specific identification basis or a first-in first-out basis, and net realizable value.

Cemetery property, including capitalized interest, consists of developed plots, lawn crypts, mausoleums or niches and undeveloped land, and is valued at average cost. Capitalized costs are expensed at the time revenue from sales of cemetery property is recognized.

Property and Equipment, Net

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense whereas renewals and major replacements that extend the assets useful lives are capitalized. Depreciation is recognized ratably over the estimated useful lives of the various classes of assets. Buildings and improvements are depreciated typically over twenty years, automobiles are depreciated over a period from two to five years, equipment is depreciated over a period from three to ten years and leasehold improvements are depreciated over the shorter of the lease term or ten years. Depreciation expense related to property and equipment was $0.9 million for the period ended November 28, 2006 and the 52 weeks ended December 31, 2005 and January 1, 2005, respectively. When property is sold or retired, the cost and related accumulated depreciation are removed from the combined balance sheet; resulting gains and losses are included in the combined statement of operations in the period of sale or disposal.

Impairment or Disposal of Long-Lived Assets

The Businesses review their long-lived assets for impairment when changes in circumstances indicate that the carrying amount of the asset may not be recoverable, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144). SFAS 144 requires that long-lived assets to be held and used are reported at the lower of their carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential are recorded at the lower of their carrying amount or fair value less estimated cost to sell.

Leases

The Businesses have lease arrangements primarily related to funeral service locations and transportation equipment. Lease terms related to funeral home properties generally range from one to 10 years with options to renew at varying terms. Lease terms related to transportation equipment generally range from one to five years with options to renew at varying terms. The Businesses calculate operating lease expense ratably over the lease term. The Businesses consider reasonably assured renewal options and fixed escalation provisions in their calculation of operating lease expense. For more information related to leases, see Note 9 to these combined financial statements.

Goodwill

The Businesses test for impairment of goodwill using a two-step approach as prescribed in SFAS 142, “Goodwill and Other Intangible Assets”. The first step of the goodwill impairment test compares the fair value of the Businesses to their carrying amount, including goodwill. The Businesses do not record an impairment of goodwill in instances where the fair value exceeds its carrying amount. If fair value is less than the carrying amount, the Businesses compare the implied fair value of goodwill (as defined in SFAS 142) to the carrying amount of goodwill. If the carrying amount of goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The fair market value of the Businesses is determined using a discounted cash flow methodology with a discount rate comparable with other enterprises in the death care industry, adjusted for risks associated with differences in company size, certain characteristics specific to the Businesses and cash flow projection risk.

Income Taxes

Income taxes are computed using the liability method. Deferred taxes are provided on all temporary differences between the financial bases and the tax bases of assets and liabilities. The Businesses record a valuation allowance to reduce their deferred tax assets when uncertainty regarding their realization exists. Income taxes have been calculated as if the Businesses filed a separate return for the period ended November 28, 2006 and the 52 weeks ended December 31, 2005 and January 1, 2005, respectively. For more information related to income taxes, see Note 8 to the combined financial statements.

2. Recent Accounting Pronouncements and Accounting Changes

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” (SFAS 157), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of SFAS 157 are effective January 1, 2008 for the Businesses. The Businesses are currently evaluating the impact of adopting SFAS 157 on their combined financial statements.

In July 2006, FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (FIN 48) was issued, which clarifies the accounting for uncertain income tax positions recognized in an enterprise’s financial statements in accordance with SFAS 109. This interpretation requires companies to use a prescribed model for assessing the financial statement recognition and measurement of all tax positions taken or expected to be taken in its tax returns. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN 48 are effective for the Businesses on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to owner’s (deficit) equity.

3. Preneed Funeral Activities

Preneed Funeral Receivables and Trust Investments

Preneed funeral receivables and trust investments, net of allowance for cancellation, represent trust investments, including investment earnings, amounts receivable from funeral trusts and customer receivables related to unperformed, price-guaranteed preneed funeral contracts. When the Businesses, as the primary beneficiary, receive payments from the customer, the Businesses deposit the amount required by law into the trust and reclassify the corresponding amount from Deferred preneed funeral revenues into Non-controlling interest in funeral and cemetery trusts. Amounts are withdrawn from the trusts after the contract is performed. The Businesses deposited $0.2 million into and withdrew $0.3 million, $0.4 million, and $0.4 million from trusts during the period ended November 28, 2006 and the 52 weeks ended December 31, 2005 and January 1, 2005, respectively. Cash flows from preneed funeral contracts are presented as operating cash flows in the combined statement of cash flows.

The components of Preneed funeral receivables and trust investments in the combined balance sheet at November 28, 2006 and December 31, 2005 are as follows:

	November 28, 2006	December 31, 2005
	(In thousands)
Trust investments, at market	$4,493	$4,538
Amounts receivable from funeral trusts	448	525
Receivables from customers	615	657

	5,556	5,720
Allowance for cancellation	(86)	(93)

Preneed funeral receivables and trust investments	$5,470	$5,627

An allowance for contract cancellation is estimated based on historical experience. Upon cancellation of a trust funded preneed funeral contract, a customer is generally entitled to receive a refund of the funds held in trust. In many jurisdictions, the Businesses may be obligated to fund any shortfall if the amounts deposited by the customer exceed the funds in trust including investment returns. Therefore, when realized or unrealized losses of a trust result in preneed funeral contracts being insufficient to meet contingent customer withdrawals, the Businesses assess such contracts to determine whether a loss provision should be recorded. No such loss provisions were required to be recognized as of November 28, 2006 or December 31, 2005.

Preneed funeral receivables and trust investments are reduced by the trust investment earnings (realized and unrealized) that the Businesses have been allowed to withdraw in certain states prior to maturity. These earnings are recorded in Deferred preneed funeral revenues until the service is performed or the merchandise is delivered.

The cost and market values associated with funeral trust investments at November 28, 2006 and December 31, 2005 are detailed below and represent those of funeral trusts of the Businesses and to the extent necessary, the Businesses’ portion of any trusts participated in jointly with other Alderwoods locations. The portion of such joint trust assets is included based on the gross fair market value of the Businesses’ portion of assets compared to the total trust fair market value. Cost reflects the investment (net of redemptions) of contract holders in fixed income securities, common investment funds and mutual funds. Fair market value represents the value of the underlying securities or cash held by the common investment funds and mutual funds at published values. The fair market value of funeral trust investments was based primarily on quoted market prices at November 28, 2006 and December 31, 2005. The Businesses assess their trust investments for other-than-temporary declines in fair value, as defined in SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities”. As a result of the Businesses’ most recent reviews of their trust investments at November 28, 2006 and December 31, 2005, no adjustment to cost for the unrealized losses was required. See Note 6 to the combined financial statements for further information related to non-controlling interest in funeral trust investments.

	November 28, 2006
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$560	$0	$0	$560
The Businesses investment funds:
Fixed income	1,665	4	(14)	1,655
Equity	1,415	217	0	1,632
Other	646	0	0	646

Trust investments	$4,286	$221	$(14)	$4,493

Market value as of a percentage of cost				105%

	December 31, 2005
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$467	$0	$0	$467
The Businesses investment funds:
Fixed income	2,427	1	(61)	2,367
Equity	922	48	0	970
Other	732	2	0	734

Trust investments	4,548	51	(61)	$4,538

Market value as of a percentage of cost				100%

Maturities of fixed income securities at November 28, 2006 are estimated as follows:

Market
(In thousands)
Due in one year or less	$17
Due in one to five years	622
Due in five to ten years	323
Thereafter	693

$1,655

The Businesses have determined that unrealized losses in the funeral trust investments at both November 28, 2006 and December 31, 2005 are considered temporary in nature, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices. The Businesses believe that none of the securities are other than temporarily impaired based on an analysis of the investments as well as their discussions with trustees, money managers and consultants. The Businesses’ funeral trust investment unrealized losses, their durations and the fair market value as of November 28, 2006, are shown in the following table.

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses
	(In thousands)
The Businesses investment funds:
Fixed income	$0	$0	$1,324	$(14)	$1,324	$(14)

Total temporarily impaired securities	$0	$0	$1,324	$(14)	$1,324	$(14)

Earnings from all trust investments are recognized in current funeral revenues when the service is performed, merchandise is delivered, or upon cancellation of the amount we are entitled to retain. Recognized earnings (realized) related to these trust investments were $100 thousand, $58 thousand, and $187 thousand for the period ended November 28, 2006 and the 52 weeks ended December 31, 2005 and January 1, 2005, respectively.

Deferred Preneed Funeral Revenues

At November 28, 2006 and December 31, 2005, Deferred preneed funeral revenues, net of allowance for cancellation, represent future funeral service revenues, including distributed trust investment earnings associated with unperformed trust funded preneed funeral contracts that are not held in trust accounts. Deferred preneed funeral revenues are recognized in current funeral revenues when the service is performed or merchandise is delivered. Future funeral service revenues and net trust investment earnings that are held in trust accounts are included in Non-controlling interest in funeral and cemetery trusts.

4. Preneed Cemetery Activities

Preneed Cemetery Receivables and Trust Investments

Preneed cemetery receivables and trust investments, net of allowance for cancellation, represent trust investments, including investment earnings, and customer receivables, net of unearned finance charges, for contracts sold in advance of when the property interment rights, merchandise or services are needed. When the Businesses, as the primary beneficiary, receive payments from the customer, the Businesses deposit the amount required by law into the trust, remove the corresponding amount from Deferred preneed cemetery revenues, and record the amount into Non-controlling interest in funeral and cemetery trusts. Amounts are withdrawn from the trusts when the contract is performed. The Businesses deposited $1.8 million, $1.6 million, and $2.7 million into and withdrew $1.8 million, $2.3 million, and $1.7 million from the trusts during the period ended November 28, 2006 and the 52 weeks ended December 31, 2005 and January 1, 2005, respectively. Cash flows from preneed cemetery contracts are presented as operating cash flows in the consolidated statement of cash flows.

The components of Preneed cemetery receivables and trust investments in the combined balance sheet at November 28, 2006 and December 31, 2005 are as follows:

	November 28, 2006	December 31, 2005
	(In thousands)
Trust investments, at market	$32,496	$30,138
Receivables from customers	3,059	3,203
Unearned finance charges	(314)	(319)

	35,241	33,022
Allowance for cancellation	(1,171)	(962)

Preneed cemetery receivables and trust investments	$34,070	$32,060

The cost and market values associated with the cemetery merchandise and service trust investments at November 28, 2006 and December 31, 2005 are detailed below and represent those of cemetery trusts of the Businesses and to the extent necessary, the Businesses’ portion of any trusts participated in jointly with other Alderwoods locations. The portion of such joint trust assets included is based on the gross fair market value of the Businesses’ portion of assets compared to the total trust. Cost reflects the investment (net of redemptions) of contract holders in common trust funds, mutual funds and private equity investments. Fair market value represents the value of the underlying securities or cash held by the common trust funds, mutual funds at published values. The fair market value of cemetery trust investments was based primarily on quoted market prices at November 28, 2006 and December 31, 2005. The Businesses assess their trust investments for other-than-temporary declines in fair value, as defined in SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities”. As a result of the Businesses’ most recent reviews of their investments at November 28, 2006 and December 31, 2005, no adjustment for the unrealized losses was required. See Note 6 to the combined financial statements for further information related to non-controlling interest in cemetery trust investments.

	November 28, 2006
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$1,385	$0	$0	$1,385
Fixed income securities	193	3	0	196
The Businesses investment funds:
Fixed income	14,940	45	(94)	14,891
Equity	13,283	2,741	0	16,024

Trust investments	$29,801	$2,789	$(94)	$32,496

Market value as a percentage of cost				109%

	December 31, 2005
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$1,295	$0	$0	$1,295
The Businesses investment funds:
Fixed income	13,869	57	(277)	13,649
Equity	14,153	1,041	0	15,194

Trust investments	$29,317	$1,098	$(277)	$30,138

Market value as a percentage of cost				103%

Maturities of fixed income securities at November 28, 2006 are estimated as follows:

Market
(In thousands)
Due in one year or less	$4
Due in one to five years	90
Due in five to ten years	83
Thereafter	19

$196

The Businesses have determined that unrealized losses in the cemetery trust investments are considered temporary in nature, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices. The Businesses believe that none of the securities are other than temporarily impaired based on an analysis of the investments as well as discussions with trustees, money managers, and consultants. The Businesses’ cemetery trust investment unrealized losses, their durations, and their fair market value as of November 28, 2006, are shown in the following table.

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses
	(In thousands)
Common investment funds:
Fixed income	$0	$0	$10,746	$(94)	$10,746	$(94)

Total temporarily impaired securities	$0	$0	$10,746	$(94)	$10,746	$(94)

Earnings from all trust investments are recognized in current cemetery revenues when the service is performed or the merchandise is delivered or upon cancellation of the amount we are entitled to retain. Recognized earnings (realized) related to these trust investments were $91 thousand, $52 thousand, and $13 thousand for the period ended November 28, 2006 and the 52 weeks ended December 31, 2005 and January 1, 2005, respectively.

Deferred Preneed Cemetery Revenues

At November 28, 2006 and December 31, 2005, Deferred preneed cemetery revenues, net of allowance for cancellation, represent future cemetery revenues, including distributed trust investment earnings associated with unperformed trust funded preneed cemetery contracts that are not held in trust accounts. Deferred preneed cemetery revenues are recognized in current cemetery revenues when the service is performed or merchandise delivered. Future cemetery revenues and net trust investment earnings that are held in trust accounts are included in Non-controlling interest in funeral and cemetery trusts.

5. Cemetery Perpetual Care Trusts

The Businesses are required by state law to pay into perpetual care trusts a portion of the proceeds from the sale of cemetery property interment rights. As the primary beneficiary of the trusts, the Businesses consolidate the perpetual care trust investments with a corresponding amount recorded as Non-controlling interest in perpetual care trusts. The Businesses deposited $1.0 million, $0.5 million, and $0.5 million into trusts and withdrew $0.7 million, $0.9 million, and $0.7 million from trusts during the period ended December 31, 2006 and the 52 weeks ended December 31, 2005 and January 1, 2005, respectively. Cash flows from cemetery perpetual care contracts are presented as operating cash flows in the consolidated statement of cash flows.

The cost and market values associated with trust investments held in perpetual care trusts at November 28, 2006 and December 31, 2005 are detailed below and represent those of cemetery trusts of the Businesses and to the extent necessary, the Businesses’ portion of any trusts participated in jointly with other Alderwoods locations. The portion of such joint trust assets included is based on the gross fair market value of the Businesses’ portion of assets compared to the total trust. Cost reflects the investment (net of redemptions) of contract holders in common investment funds, mutual funds and private equity investments. Fair market value represents the value of the underlying securities or cash held by the common trust funds and mutual funds at published. The fair market value of perpetual care trusts was based primarily on quoted market prices at November 28, 2006 and December 31, 2005. The Businesses assess their trust investments for other-than-temporary declines in fair value, as defined in SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities”. As a result of the Businesses’ most recent reviews of the investments at November 28, 2006 and December 31, 2005, no adjustment for the unrealized losses was required. See Note 6 to the combined financial statements for further information related to non-controlling interest in perpetual care trust investments.

	November 28, 2006
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$1,182	$0	$0	$1,182
Fixed income securities	2,814	8	0	2,822
The Businesses investment funds:
Fixed income	14,404	62	(65)	14,401
Equity	3,430	863	0	4,293
Other	19	14	0	33

Perpetual care trust investments	$21,849	$947	$(65)	$22,731

Market value as a percentage of cost				104%

	December 31, 2005
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$1,229	$0	$0	$1,229
Fixed income securities	3,206	0	(46)	3,160
The Businesses investment funds:
Fixed income	13,646	11	(263)	13,394
Equity	3,301	445	0	3,746
Other	59	0	0	59

Perpetual care trust investments	$21,441	$456	$(309)	$21,588

Market value as a percentage of cost				101%

The Businesses have determined that unrealized losses in the perpetual care trust investments are considered temporary in nature, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices. The Businesses believe that none of the securities are other than temporarily impaired based on an analysis of the investments as well as discussions with trustees, money managers, and consultants. The Businesses’ perpetual care trust investment unrealized losses, their durations, and fair market values as of November 28, 2006, are shown in the following table.

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses
	(In thousands)
The Businesses investment funds:
Fixed income	$201	$(1)	$10,711	$(64)	$10,912	$(65)

Total temporarily impaired securities	$201	$(1)	$10,711	$(64)	$10,912	$(65)

Maturities of fixed income securities at November 28, 2006 are estimated as follows:

Market
(In thousands)
Due in one year or less	$0
Due in one to five years	539
Due in five to ten years	419
Thereafter	1,864

$2,822

Distributable earnings from these perpetual care trust investments are recognized in current cemetery revenues to the extent of qualifying cemetery maintenance costs. Recognized earnings related to these perpetual care trust investments were $0.9 million, $0.8 million, and $0.7 million for the period ended November 28, 2006 and the 52 weeks ended December 31, 2005 and January 1, 2005, respectively.

6. Non-Controlling Interest in Funeral and Cemetery Trusts and in Perpetual Care Trusts

Non-Controlling Interest in Funeral and Cemetery Trusts

The Businesses consolidate in their balance sheet the merchandise and service trusts associated with their preneed funeral and cemetery activities as a result of the implementation of FIN 46R. Although FIN 46R requires the consolidation of the merchandise and service trusts, it does not change the legal relationships among the trusts, the Businesses or their customers. The customers are the legal beneficiaries of these merchandise and service trusts, and therefore, their interests in these trusts represent a non-controlling interest in subsidiaries.

Non-Controlling Interest in Perpetual Care Trusts

The Non-controlling interest in perpetual care trusts reflected in the consolidated balance sheet represents the cemetery perpetual care trusts, net of the accrued expenses and other long-term liabilities of the perpetual care trusts.

The components of Non-controlling interest in funeral and cemetery trusts and Non-controlling interest in perpetual care trusts in the combined balance sheet at November 28, 2006 and December 31, 2005 are detailed below.

	November 28, 2006			November 28, 2006
	Preneed Funeral	Preneed Cemetery	Total	Cemetery Perpetual Care
	(In thousands)
Trust investments, at market value	$4,434	$32,629	37,063	$22,730
Less: Deferred taxes	(25)	(343)	(368)	(245)
Less: Receivables from trusts	(342)	(2,738)	(3,080)	0

Non-controlling interest	$4,067	$29,548	$33,615	$22,485

	December 31, 2005			December 31, 2005
	Preneed Funeral	Preneed Cemetery	Total	Cemetery Perpetual Care
	(In thousands)
Trust investments, at market value	$4,533	$30,120	$34,653	$21,588
Less: Deferred taxes	1	(107)	(106)	(38)
Less: Receivables from trusts	(342)	(2,573)	(2,915)	0

Non-controlling interest	$4,192	$27,440	$31,632	$21,550

7. Goodwill

The changes in the carrying amounts of goodwill for the Businesses are as follows (in thousands):

Balance as of January 3, 2004	$8,541
Reduction of goodwill related to impairment	(3,977)

Balance as of January 1, 2005	$4,564
Reduction of goodwill related to impairment	(4,564)

Balance as of December 31, 2005	0

Balance as of November 28, 2006	$0

Based on the impairment tests performed, the Businesses recorded a $4.0 million impairment for the 52 weeks ended December 1, 2005, and a $4.6 million impairment for the 52 weeks ended December 31, 2005, resulting in no goodwill remaining at December 31, 2005. The goodwill impairments in 2004 and 2005 are primarily the result of declining revenues in the funeral operations of the Businesses.

8. Income Taxes

The provision or benefit for income taxes includes U.S. federal, state and local income taxes, and Puerto Rican income taxes determined as if the Businesses constituted ‘stand alone’ tax payers. Certain amounts historically recorded at levels above the Businesses were allocated to properly reflect income taxes on a separate return basis.

Income tax (benefit) provision consisted of the following:

	Period Ended November 28, 2006	52 Weeks Ended December 31, 2005	52 Weeks Ended January 1, 2005
	(In thousands)
Current:
United States	$(173)	$(308)	$(170)
State and local	104	155	210

	$(69)	$(153)	$40
Deferred:
United States	$0	$0	$0
State and local	0	0	0

	$0	$0	$0

	$(69)	$(153)	$40

The Businesses made income tax payments of approximately $0.1 million and $0.2 million for the period ended November 28, 2006 and the 52 weeks ended December 31, 2005.

The differences between the U.S. federal statutory income tax rate and the Businesses’ effective tax rate were as follows:

	Period Ended November 28, 2006	52 Weeks Ended December 31, 2005	52 Weeks Ended January 1, 2005
	(In thousands)
Computed tax benefit at the applicable federal statutory income tax rate	$(1,420)	$(2,772)	$(1,390)
State and local taxes, net of federal income tax benefits	68	102	139
Puerto Rico tax rate difference	(27)	(18)	(18)
Write-down of assets with no tax benefit	—	1,552	1,352
Release of reserves due to statute expiration	(173)	(308)	(170)
Other	(211)	11	10
Valuation allowance	1,694	1,280	117

(Benefit) provision for income taxes	$(69)	$(153)	$40

Total effective tax rate	1.7%	1.9%	1.0%

Deferred taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates. The tax effects of temporary differences and carry-forwards that give rise to significant portions of deferred tax assets and liabilities as of November 28, 2006 and December 31, 2005 consisted of the following:

	November 28, 2006	December 31, 2005
	(In thousands)
Property and equipment	$222	$264
Customer receivables, trust receivables and trust investments for preneed funeral and cemetery contracts	9,044	7,989
Other	798	438

Deferred tax liabilities	$10,064	$8,691

Deferred revenue on preneed funeral and cemetery contracts	$(8,412)	$(7,523)
Cemetery property	(7,623)	(7,676)
Receivables	(120)	(114)
Goodwill and covenants not to compete	(365)	(440)
Federal and state net operating losses	(5,171)	(2,932)
Other	(18)	(54)

Deferred tax assets	$(21,709)	$(18,739)

Valuation allowance	11,645	10,048

Net deferred income taxes	$0	$0

The Businesses believe that there will not be sufficient taxable income to realize the net deferred tax assets and have recorded a valuation allowance to the extent the deferred tax assets exceed the deferred tax liabilities. It is possible that the estimated valuation allowance could change in the near term due to matters such as the timing and manner of reversals of deferred tax liabilities and future actual income or loss. If this occurs, any resulting decrease reflecting realization of the benefits of the tax assets that had a corresponding valuation allowance established as a result of “fresh start accounting” in connection with the Businesses emergence from bankruptcy in 2002 would be treated as a reduction of goodwill established on the “fresh start date”. Any excess over the value assigned to such goodwill would be recognized as a capital transaction.

As of November 28, 2006, the Businesses have stand-alone loss carryforwards in various jurisdictions of approximately $39.0 million with expiration dates through 2026. Management believes that uncertainty exists with respect to future realization of the loss carryforwards and a full valuation allowance has been established.

9. Commitments and Contingencies

Leases

As of November 28, 2006, leases consisted of operating leases related to funeral home property, transportation equipment and other equipment. Rent expense on operating leases was $0.4 million, $0.4 million, and $0.3 million for the period ended November 28, 2006 and the 52 weeks ended December 31, 2005 and January 1, 2005, respectively. As of November 28, 2006, future minimum lease payments for non-cancelable operating leases exceeding one year are as follows (in thousands):

Operating
2007	$592
2008	$466
2009	$263
2010	$162
2011	$94
2012 and thereafter	$392

Total	$1,969

Litigation

The Businesses are parties to various litigation matters, investigations, and proceedings in the ordinary course of business. Management of the Businesses does not expect the outcome of any proceedings, individually or in the aggregate, to have a materially adverse effect on the Businesses’ financial position, results of operations, or liquidity.

10. Supplementary Information

Balance Sheet

	November 28, 2006	December 31, 2005
	(In thousands)
Receivables, net:
Atneed customer receivables	$950	$1,189
Allowances	(721)	(473)
Other	171	394

	$400	$1,110

Cemetery property:
Undeveloped land	$446	$436
Developed land and lawn crypts	2,897	2,930
Developed mausoleums and niches	4,930	5,067

	$8,273	$8,433

Property and equipment:
Land	$3,985	$3,985
Buildings and improvements	10,717	10,164
Operating equipment	4,357	4,053
Leasehold improvements	76	41

	19,135	18,243
Less: accumulated depreciation	(4,434)	(3,518)

	$14,701	$14,725

Deferred charges and other assets:
Prepaid covenants-not-to-compete, net	$6	$20
Deferred cemetery merchandise costs	807	820
Other	9	41

	$822	$881

Accounts payable and accrued liabilities:
Accounts payable	$261	$193
Accrued compensation	139	135
Sales counselor reserves	194	191
Other accrued liabilities	89	671

	$683	$1,190

Other liabilities:
Endowment care obligation	$314	$355
Other	878	623

	$1,192	$978

Cash Flow

During the period ended November 28, 2006, purchases and sales of available-for-sale securities included in Funeral, Cemetery Merchandise and Services, and Cemetery Perpetual Care trust investments, as allocated from Alderwoods purchases and sales based on gross fair value of the investments, were $18.5 million and $16.9 million, respectively. During the 52 weeks ended December 31, 2005, purchases and sales of available-for-sale securities included in Funeral, Cemetery Merchandise and Services, and Cemetery Perpetual Care trust investments, as allocated from Alderwoods purchases and sales based on gross fair value of the investments, were $38.2 million and $34.8 million, respectively. These sale transactions resulted in $1.0 million and $0.7 million of realized gains and realized losses, respectively for the 52 weeks ended December 31, 2005. The Businesses use the first in, first out (FIFO) method to determine the cost of funeral trust available-for-sale securities sold during the period.